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                                                                EXHIBIT 11(C)(4)

                                   AGREEMENT

         This Agreement by and among Metrocall, Inc., a Delaware corporation ("Metrocall"), Elliott H. Singer and Ray D. Russenburger is entered into as of May 16, 1996.

                                    RECITALS

         1. As of the date of this Agreement, Metrocall and A+ Network have entered into an Agreement and Plan of Merger between Metrocall and A+ Network (the "Merger Agreement") pursuant to which A+ Network will be merged with and into Metrocall, with Metrocall as the surviving corporation (the "Merger").

         2. Each of Mr. Singer and Mr. Russenburger are shareholders of A+ Network, and are expected to become shareholders of Metrocall on or prior to the Effective Time of the Merger (as defined in the Merger Agreement).

         3. Pursuant to and as a condition to the Merger Agreement, each of the parties to this Agreement agrees to take the actions set forth herein.

         In consideration of the foregoing and other good and valuable consideration, the undersigned hereby agree as follows.

                                   AGREEMENT

         1. ELECTION OF MS. BROCK. Mr. Singer and Mr. Russenburger agree that, provided they are directors of Metrocall at the time of the election of directors at the first annual meeting of Metrocall occurring after the date of this Agreement, they shall vote all shares of common stock of Metrocall they own at the time of such election in favor of Suzanne S. Brock as a director.

         In Witness Whereof, the undersigned have executed this Agreement as of the date set forth in the first paragraph of this Agreement.


                                Metrocall, Inc.


                                By:/s/ WILLIAM L. COLLINS, III
                                   -------------------------------------------
                                       William L. Collins, III
                                       President and Chief Executive Officer

                                /s/ ELLIOTT H. SINGER
                                ----------------------------------------------
                                Elliott H. Singer

                                /s/ RAY D. RUSSENBERGER
                                ----------------------------------------------
                                Ray D. Russenburger